Exhibit 99.1

Contacts:	Amedisys, Inc.
	Thomas J. Dolan	Dale E. Redman
	Senior Vice President – Finance	Chief Financial Officer
	(225) 292-2031	(225) 292-2031
	tdolan@amedisys.com	dredman@amedisys.com

AMEDISYS REPORTS RECORD SECOND QUARTER REVENUE AND EARNINGS

COMPANY RAISES 2007 REVENUE AND EPS GUIDANCE

AMEDISYS TO HOST CONFERENCE CALL

TODAY AT 10:00 AM ET

BATON ROUGE, Louisiana (July 31, 2007) – Amedisys, Inc. (NASDAQ: “AMED”, “Amedisys” or “the Company”), one of America’s leading home health nursing companies, today reported its financial results for the second quarter ended June 30, 2007:

Three-Month Periods Ended June 30, 2007 and 2006

•	Net service revenue was $169.5 million, up 27.5% compared to $132.9 million reported for the second quarter of 2006.

•

Net income was $14.9 million, up 64.8% compared to $9.1 million for the second quarter of 2006, with diluted earnings per share of $0.57 for the second quarter of 2007, up 35.7% from $0.42 per diluted share for the second quarter of 2006.

•	Diluted weighted average number of shares outstanding approximated 26.2 million compared to 21.8 million in the second quarter of 2006.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $26.3 million, up 44.6% compared to $18.2 million during the second quarter of 2006.

Six-Month Periods Ended June 30, 2007 and 2006

•	Net service revenue was $323.0 million, up 24.2% compared to $260.1 million reported for 2006.

•

Net income was $28.2 million, up 72.5% compared to $16.3 million for 2006, with diluted earnings per share of $1.08 for the six-month period ended June 30, 2007, up 44.0% from $0.75 per diluted share for 2006.

•	Diluted weighted average number of shares outstanding approximated 26.1 million compared to 21.7 million in 2006.

•	EBITDA was $49.9 million, up 49.4% compared to $33.4 million during 2006.

Updated 2007 Guidance

•	Net service revenue is anticipated to be in the range of $650 million to $675 million, excluding any potential future acquisitions.

•	Diluted earnings per share is expected to be in the range of $2.10 to $2.20 based on an estimated 26.4 million shares outstanding.

“Clearly, the second quarter was another exceptional quarter for us, with record revenues and record earnings,” said William F. Borne, Chief Executive Officer of Amedisys. “Our results for the second quarter continue to support our strategic objective of being the leading provider of high-quality, low-cost home health services in the market. With a strong balance sheet and positive results of operations, we are well positioned to continue to take advantage of future growth opportunities through market expansion in both de novo start-ups and acquisitions.”

“Finally, I am pleased to announce the appointment of Dale E. Redman as our Chief Financial Officer, who has served as our Interim Chief Financial Officer since February of 2007.” (Mr. Redman was appointed the Company’s principal financial and accounting officer on February 21, 2007, and will continue to serve the Company in this capacity).

The following table provides some key statistical information related to the second quarter ended June 30, 2007 as compared to the second quarter ended June 30, 2006:

	Three-month periods ended June 30,		Six-month periods ended June 30,
	2007	2006	2007	2006
General
Number of home health agencies	296	235	296	235
Number of hospice agencies	17	12	17	12
Number of agencies acquired through acquisition (1)	15	5	18	13
Number of agencies opened as start-up locations (1)	10	6	23	13
Days revenue outstanding (2)	46.8	48.9	46.8	48.9
Internal growth rate (3)	13%	15%	14%	17%
Total visits (4)	1,049,008	842,368	2,021,183	1,654,912
Home Health
Admissions (5)	31,376	26,364	62,975	52,860
Completed episodes (6)	51,219	42,621	99,161	82,033
Revenue per episode (7)	$2,671	$2,652	$2,658	$2,634
Medicare visits per episode (8)	16.8	17.1	16.6	17.0

(1)	Inclusive of both home health and hospice agencies.
(2)	Due to the Company’s significant acquisitions and its internal growth, the calculation for days revenue outstanding is derived by dividing the ending gross accounts receivable, net of contractual allowances, at June 30, 2007 and June 30, 2006 by the average daily net patient revenue for the three-month periods ended June 30, 2007 and June 30, 2006, respectively.
(3)	Internal growth rate is calculated as the percentage increase in total episodic-based admissions of base and start-up agencies in the current period, as compared to admissions of total episodic-based admissions from the prior period.
(4)	Total visits are the number of times during the period that our registered nurses, licensed practical nurses, physical therapists, speech therapists, occupational therapists, medical social workers and home health aides visit all eligible patients in their residence.
(5)	Admissions are defined as the number of patients admitted to our agencies during the period for the first 60-day episode of care where payors reimburse the Company for services provided on an episodic-basis, which include Medicare and other insurance carriers, including HMO Advantage programs.
(6)	Completed episodes are the number of Medicare patients that have either reached the end of their 60-day eligibility period or terminated their service before the 60-day eligibility period has lapsed.
(7)	Revenue per episode is the average revenue earned for each completed episode of care.
(8)	Medicare visits per episode is calculated by dividing the total number of Medicare visits on completed episodes in the period by the total number of Medicare episodes completed in the period.

Earnings Call and Webcast Information

To participate in the conference call, please dial 800-683-1525 (Domestic) or 973-872-3197 (International) a few minutes before 10:00 a.m. ET on Tuesday, July 31, 2007. A replay of the conference call will be available from 12:00 p.m. ET on July 31, 2007 until 12:00 p.m. ET on August 7, 2007. The replay dial in number is 877-519-4471 (Domestic) or 973-341-3080 (International). The replay pin number is 9041832.

The call will also be available on the Internet live and for seven days thereafter at the following web address:

http://www.videonewswire.com/event.asp?id=41249

Amedisys, Inc. is headquartered in Baton Rouge, Louisiana. Its common stock trades on the NASDAQ Global Select Market under the symbol “AMED”.

Additional information on the Company can be found at:

www.amedisys.com

Non-GAAP Financial Measure

This press release includes the following non-GAAP financial measure as defined under Securities and Exchange Commission (“SEC”) rules: EBITDA, defined as net income before provision for income taxes, net interest expense and depreciation and amortization. In accordance with SEC rules, the Company has provided herein a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure. Management believes that EBITDA is a useful gauge of the Company’s performance and because EBITDA is a common measure used by other companies in our industry EBITDA can be utilized to assess the performance of the Company in comparison to such other companies.

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company’s services in the marketplace, competitive factors, changes in government reimbursement procedures, dependence upon third-party vendors, and other risks discussed in the Company’s periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

AMEDISYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$91,341	$84,221
Restricted cash	5,913	4,797
Patient accounts receivable, net	75,034	74,929
Prepaid expenses	4,786	4,133
Other current assets	4,683	11,125

Total current assets	181,757	179,205
Property and equipment, net	66,896	52,960
Goodwill	249,632	213,032
Intangible assets, net	13,661	12,733
Other assets, net	6,725	5,826

Total assets	$518,671	$463,756

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,533	$14,339
Accrued expenses	58,549	46,587
Obligations due Medicare	5,927	6,139
Current portion of long-term obligations	7,237	3,223
Current portion of deferred income taxes	9,238	11,630

Total current liabilities	91,484	81,918

Long-term obligations, less current portion	8,064	2,114
Deferred income taxes	12,839	10,781
Other long-term obligations	6,841	4,936

Total liabilities	119,228	99,749
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 60,000,000 and 30,000,000 shares authorized at June 30, 2007 and December 31, 2006, respectively; 26,061,020 and 25,902,210 shares issued at June 30, 2007 and December 31, 2006, respectively, and 25,955,902 and 25,798,723 shares outstanding at June 30, 2007 and December 31, 2006, respectively	26	26
Additional paid-in capital	287,199	279,553
Treasury stock at cost, 105,118 and 103,487 shares of common stock held at June 30, 2007 and December 31, 2006, respectively	(437)	(379)
Accumulated other comprehensive income	16	—
Retained earnings	112,639	84,807

Total stockholders’ equity	399,443	364,007

Total liabilities and stockholders’ equity	$518,671	$463,756

AMEDISYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS

(Amounts in thousands, except per share data)

(Unaudited)

	For the three-month periods ended June 30,		For the six-month periods ended June 30,
	2007	2006	2007	2006
Net service revenue	$169,457	$132,910	$323,038	$260,097

Cost of service, excluding depreciation and amortization	74,657	56,664	141,691	112,434
General and administrative expenses:
Salaries and benefits	43,194	34,025	80,471	66,170
Non-cash compensation	800	597	1,531	1,193
Other	23,735	23,458	48,841	47,041
Depreciation and amortization	3,030	2,477	5,771	4,850

Operating expense	145,416	117,221	278,305	231,688

Operating income	24,041	15,689	44,733	28,409

Other income (expense):
Interest income	1,199	220	2,155	426
Interest expense	(174)	(1,122)	(267)	(2,246)
Miscellaneous, net	(802)	5	(647)	105

Total other income (expense)	223	(897)	1,241	(1,715)

Income before income taxes	24,264	14,792	45,974	26,694
Income tax expense	9,347	5,739	17,792	10,357

Net income	$14,917	$9,053	$28,182	$16,337

Net income per common share:
Basic	$0.58	$0.43	$1.10	$0.77

Diluted	$0.57	$0.42	$1.08	$0.75

Weighted average shares outstanding:
Basic	25,774	21,301	25,703	21,235

Diluted	26,196	21,768	26,119	21,721

AMEDISYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	For the six-month periods ended June 30,
	2007	2006
Cash Flows from Operating Activities:
Net income	$28,182	$16,337
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,771	4,850
Provision for bad debts	5,376	4,004
Non-cash compensation expense	1,531	1,193
401(k) employer match expense	2,361	3,199
Loss on disposal of property and equipment	397	179
Deferred income taxes	(1,212)	(253)
Amortization of deferred debt issuance costs	—	242
Changes in assets and liabilities, net of impact of acquisitions:
(Increase) in patient accounts receivable	(5,329)	(63)
Decrease (increase) in other current assets	5,790	(3,226)
Decrease in other assets	1,124	962
(Decrease) in accounts payable	(4,126)	(17,055)
Increase in accrued expenses	15,363	5,590
Increase in other long-term obligations	238	358
(Decrease) in obligations due Medicare	(211)	(1,509)

Net cash provided by operating activities	55,255	14,808

Cash Flows from Investing Activities:
Proceeds from sales and maturities of short-term investments	53,000	—
Sale of deferred compensation plan assets	697	—
Proceeds from the sale of property and equipment	16	50
Deposits into restricted cash	(1,116)	—
Purchase of deferred compensation plan assets	(1,873)	—
Purchases of property and equipment	(16,447)	(12,608)
Acquisitions of businesses, net of cash acquired	(31,616)	(8,767)
Purchases of short-term investments	(53,000)	—

Net cash (used in) investing activities	(50,339)	(21,325)

Cash Flows from Financing Activities:
Proceeds from issuance of stock upon exercise of stock options	1,734	1,071
Proceeds from issuance of stock to employee stock purchase plan	1,254	834
Tax benefit from stock option exercises	764	653
Proceeds from short-term revolving line of credit	—	10,000
Principal payments of short-term revolving line of credit	—	(10,000)
Principal payments of long-term obligations	(1,548)	(5,315)

Net cash provided by (used in) financing activities	2,204	(2,757)
Net increase (decrease) in cash and cash equivalents	7,120	(9,274)
Cash and cash equivalents at beginning of period	84,221	17,231

Cash and cash equivalents at end of period	$91,341	$7,957

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$194	$2,073

Cash paid for 2005 payroll taxes under Hurricane Relief Act extended deadlines	$—	$18,773

Cash paid for income taxes, net of refunds received	$6,724	$1,933

Supplemental Disclosures of Non-Cash Financing and Investing Activities:
Notes payable issued for acquisitions	$6,010	$2,520

Notes payable issued for software licenses	$5,501	$—

AMEDISYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL STATEMENTS

(Amounts in thousands)

(Unaudited)

	Three-month periods ended June 30,		Six-month periods ended June 30,
	2007	2006	2007	2006
Net income	$14,917	$9,053	$28,182	$16,337
Add:
Provision for income taxes	9,347	5,739	17,792	10,357
Interest (income) expense, net	(1,025)	902	(1,888)	1,820
Depreciation and amortization	3,030	2,477	5,771	4,850

Earnings before interest, taxes, depreciation and amortization (“EBITDA”)[1]	$26,269	$18,171	$49,857	$33,364

[1]

EBITDA is defined as net income before provision for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.